UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     November 7, 2007

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 7, 2007, we amended the terms of our (a) Credit and Security Agreement, dated as of August 16, 2002, as amended, by and among Boston Scientific Corporation, Boston Scientific Funding LLC, Variable Funding Capital Company LLC, Victory Receivables Corporation, The Bank of Tokyo-Mitsubishi UFJ Ltd., New York Branch and Wachovia Bank, National Association, and (b) Receivables Sale Agreement, dated as of August 16, 2002 between Boston Scientific Corporation and each of its direct or indirect wholly-owned subsidiaries that become a seller thereunder and Boston Scientific Funding LLC, to replace Wachovia Bank, National Association with The Royal Bank of Canada as a lender and the administrative agent under the Credit and Security Agreement, to add a special obligor in order to obtain additional funding availability under the Credit and Security Agreement, to incorporate prior amendments to both agreements, and to make certain other changes to the facilities. Forms of the Amended and Restated Credit and Security Agreement and the Amended and Restated Receivables Sale Agreement are filed with this report as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of Amended and Restated Credit and Security Agreement

10.2	Form of Amended and Restated Receivables Sale Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: November 13, 2007	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended and Restated Credit and Security Agreement

10.2	Form of Amended and Restated Receivables Sale Agreement